EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-258622, 333-236816, 333-232500, 333-218645, 333-193553, 333-117024, 333-73860 and 333-272216) on Form S-8 and
(No. 333-70969 and 333-274557) on Form S-3 of our reports dated February 27, 2024, with respect to the consolidated financial statements of Jones Lang LaSalle Incorporated and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Chicago, Illinois
February 27, 2024